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                                                                   EXHIBIT 10.18

                                RUBIO'S TEST AGREEMENT


     This Test Agreement (the "Test Agreement" or "Agreement") is made and entered into this 4th day of August, 1995, by and between Rubio's Restaurants, Inc., having an address of 5151 Shoreham Place (Suite 260), San Diego, California 92122 (hereafter referred to as "Rubio's") , and Host International, Inc., a Delaware corporation, having an address of 10400 Fernwood Road, Attn:
Dept. 72/923, Washington, DC 20817 (hereafter referred to as "Host") , with respect to the following:


                                 W I T N E S S E T H:

     A. Rubio's is the owner of certain trademarks, service marks and logotypes, including the mark "Rubio's" (together with any future marks developed by Rubio's based upon some variation of the mark "Rubio's", collectively referred to herein as the "Trademarks"), which it uses in connection with the operation of food and beverage facilities and restaurants, all of which are presently owned, leased and operated, or licensed by Rubio's.

     B. Rubio's has developed and adopted unique and uniform plans, processes, trade secrets, and styles for the layout and operation of such businesses including signs, interior and exterior decoration and decor, and lines of food and beverage product, a pricing strategy and, in general, a style, system and method of business operations developed through and by reason of Rubio's business experience.

     C. Host is engaged in the business of operating food and beverage facilities at San Diego International Airport (the "Airport").

     D. Host wishes to obtain a trademark license agreement which will authorize it to operate a "Rubio's" facility at the location set forth on Exhibit A, attached hereto and made a part

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hereof (the "Licensed Location"), and Rubio's is willing to grant a trademark license upon the terms and conditions herein set forth.

     IN WITNESS WHEREOF, the parties hereto enter into this Test Agreement:

     1. GRANT OF LICENSE. Rubio's grants to Host and Host accepts a non-exclusive license to use and display the Trademarks and offer for sale the Rubio's products at the Licensed Location or such other locations as may be approved by Rubio's in writing, upon the terms and subject to the provisions of this Agreement and all documents ancillary hereto.

     2.   LICENSED LOCATION.  Host's Licensed Location shall be at the Airport.

     3. TERM. Subject to the rights of termination set forth in Section 10 hereof, the term of this Agreement shall be for a test period of ***
(the "Test Period"), commencing with the opening of the Licensed Location for business. At the end of the Test Period, the parties will confer regarding the success or failure of the test, and if the test is successful, Rubio's and Host may extend the term of this Agreement on mutually agreeable terms.

     4.   TRADEMARKS.

          4.01. NON-OWNERSHIP OF TRADEMARKS. Host has no right, title or interest in or to any of the Trademarks, except for Host's privilege and license during the term hereof to display and use the Trademarks and offer for sale Rubio's products. Host acknowledges that Host now asserts no claim and later shall assert no claim to any goodwill, reputation or ownership of the Trademarks by virtue of Host's licensed or franchised use or both of them, or otherwise.

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          4.02.     ACTS IN DEROGATION OF THE TRADEMARKS.  Host agrees that Host shall not do or permit any act or thing to be done in derogation of any of the rights of Rubio's in connection with the Trademarks, either during the term of this Agreement or after, and that Host shall use the Trademarks only for the uses and in the manner licensed or franchised or both under, and as provided in, this Agreement.

          4.03. PROHIBITION AGAINST DISPUTING RUBIO'S RIGHTS. During or after the term of this Agreement, Host shall not in any way dispute or impugn the validity of the Trademarks, or the rights of Rubio's to them, or the rights of Rubio's or other licensees of Rubio's to use them.

          4.04.     Use of Trademarks.

                    (a) Host shall affix to the Licensed Location, at such places within and without the Licensed Location as shall be mutually designated by Rubio's and Host, signs containing the Trademarks. Except as expressly permitted by Rubio's, Host shall not erect or display any other signs, or display any other trademarks, logo-types, symbols or service marks in, upon, or in connection with the Licensed Location without Rubio's prior written approval. Such approval shall not be unreasonably withheld.

                    (b) Within ninety (90) days following termination of this Agreement for any reason, Host shall cease use of and remove from the Licensed Location, each and all of the Trademarks, and any physical objects bearing or containing any of the Trademarks.

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          4.05.     ASSUMED NAME REGISTRATION.  If Host is required to do so by any statute or ordinance, Host shall promptly, upon the execution of this Agreement or upon the opening of the Licensed Location, as the case may be, file with applicable government agencies or offices a notice of Host's intent to conduct Host's business at the Licensed Location under the name "Rubio's." Promptly upon the termination of this Agreement for any reason whatsoever Host shall execute and file such documents as may be necessary to revoke or terminate such assumed name registrations.

          4.06. TRADEMARK CHANGES. From time to time, Rubio's may modify the Trademarks. Host shall accept, use and display, as may be applicable, such modified Trademarks in accordance with the procedures, policies, rules and regulations so long as they are consistent with the procedures, policies, rules and regulations followed by Rubio's in all of its owned retail operations, as though such modifications were specifically set forth in this Agreement.

          4.07. DEFENSE OF MARK BY RUBIO'S. If Host receives notice or is informed or learns of any claim, suit or demand against Host on account of any alleged infringement, unfair competition, or similar matter relating to Host's use of the Trademarks, Host shall promptly notify Rubio's of such claim, suit or demand. Except as herein expressly provided, upon receiving such notice Rubio's shall promptly take such action as may be necessary to protect and defend Host against any such claim by any third party and shall indemnify Host against any loss, cost or expense incurred in connection with such claim. Host shall not settle or compromise any such claim without the prior written consent of Rubio's. Rubio's shall have the right to defend, compromise or settle any such claim at

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     Rubio's sole cost and expense, using attorneys of its own choosing, and
     Host agrees to cooperate fully with Rubio's in connection with the defense of any such claim.

          4.08. PROSECUTION OF INFRINGERS. If Host receives notice or is informed or learns that any third party, which Host believes to be unauthorized to use the Trademarks, is using the Trademarks or any variant of them, Host shall promptly notify Rubio's of the facts relating to such alleged infringing use. Thereupon, Rubio's shall take any action against such third party on account of such alleged infringement of the Trademarks. Host shall have no right to make any demand against any such alleged infringer of Rubio's Trademarks or to prosecute any claim of any kind or nature whatsoever against such alleged infringer of Rubio's Trademarks for or on account of such infringement.

     5. STANDARDS OF OPERATIONS. Rubio's shall furnish to Host a copy of its various manuals which constitute the standards of operations (the "Standards of Operation") developed by Rubio's for operation of the Licensed Location, which standards include unique and uniform plans, processes, trade secrets, and styles for the layout and operation of a "Rubio's" facility, including signs, interior and exterior decoration and decor, and lines of food and beverage product, a pricing strategy and, in general, a style, system and method of business operations developed through and by reason of Rubio's business experience. Rubio's may modify and supplement the Standards of Operation from time to time upon written notice to Host and provided that such modification or supplement to such Standards of Operation shall be consistent with the standards of operation then in practice at Rubio's locations elsewhere.

     The food and beverage products sold and services rendered by Host pursuant to this Agreement shall at all times be sold and rendered with courtesy and with a view to complete

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customer satisfaction, and shall be consistent with the standards of excellence maintained by Rubio's as described in the Standards of Operation.

     Rubio's may, but shall not be obligated to, enter the Licensed Location at any time during normal business hours to examine the same and to determine if Host is complying with its obligations under this Agreement.

     Host shall be entitled to offer beverages at the Licensed Location in conjunction with the sale of Rubio's proprietary products.

     6.   PERFORMANCE BY HOST AND RUBIO'S.

          6.01. HOST PERFORMANCE. Host will abide by the Standards of Operation provided pursuant to Section 5 of this Agreement.

          6.02.     RUBIO'S PERFORMANCE.  Rubio's shall provide between   ***
          ***  of management training at  ***  , for no more than  ***   Host
     employees, at the Licensed Location or such other location agreed to by Host. At least one Host employee must attend such management training.

     Rubio's also will provide pre-opening training support and assistance to Host at the Licensed Location, *** , for *** of Host's hourly employees for at least *** prior to, and *** following, the opening of the Licensed Location. Rubio's will develop,

     ***       , specific operations manuals and other supporting materials needed to effectively operate the Rubio's concept at the Airport. Host agrees to not use any of the manuals, concepts, or other supporting materials created or supplied by Rubio's for any other purpose or at any other location except for the Test Period at the Airport, without Rubio's prior written consent. Rubio's also will provide *** operations support, *** ,

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    Confidential Treatment and filed separately with the Commission.

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with a minimum of  ***  Quality Assurance Evaluations for the Licensed Location,
on an *** basis. Rubio's will not be responsible for wages and benefits for any Host employee.

     Upon request by Host, Rubio's shall supply to Host such ingredients and supplies as Host may reasonably require for performance of its obligations hereunder. Nothing in this Agreement shall preclude Host, however, from acquiring ingredients and supplies from third parties so long as such ingredients and supplies reasonably comply with the standard specifications of Rubio's for such items. Rubio's shall supply to Host only first quality materials and fresh products complying with the specifications established in writing by Rubio's.

     7.   COSTS AND FEES.  Host shall pay Rubio's a license fee (the "License
Fee") during the Test Period, which equals   ***   of gross revenues from the
sale of the proprietary items set forth at Exhibit B (the "Proprietary Items").

     8. RELATIONSHIP OF PARTIES. In all matters pertaining to the operation of the Licensed Location, Host is and shall be an independent contractor of Rubio's. Neither Host nor any officer or employee of Host shall be deemed to be an employee of Rubio's. Nothing contained in this Agreement shall be construed so as to create a partnership, joint venture or agency; and neither party to this Agreement shall be liable for the debts or obligations of the other. Rubio's shall not have the power to hire or fire Host's employees, may not control or have access to Host's funds or the expenditures of these funds, or any other way exercise control over Host's business.

     9.   ASSIGNMENT.

          9.01. ASSIGNMENT BY RUBIO'S. Rubio's shall have the right to assign this Agreement, and all of its rights and privileges, to any other person, firm or corporation; provided, however, that all of the Trademarks have been assigned to such person, firm or

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    Confidential Treatment and filed separately with the Commission.

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     corporation and, with  respect to any assignment resulting in the subsequent performance by the assignee of the functions of Rubio's, (1) the assignee shall, at the time of such assignment, be financially responsible and capable of performing the obligations of Rubio's; and (2) the assignee expressly shall assume and agree to perform such obligations.

          9.02. ASSIGNMENT BY HOST. Host may assign, transfer or sell its interest in this Agreement (voluntarily or by operation of law) or sell such Licensed Location (collectively "Assignment"), voluntarily or involuntarily, by operation of law or otherwise, in any manner without the prior written consent of Rubio's, provided that Host sells or assigns substantially all its assets at the Airport to the proposed purchaser or assignee; provided, however, that Host may not assign, transfer or sell its interest in this Agreement to a competitor of Rubio's without Rubio's prior written consent to such assignment, transfer or sale. In all other instances of transfer or assignment by Host of its rights hereunder, Rubio's prior consent shall be required, such consent not to be unreasonably withheld.

     10. DEFAULT AND TERMINATION. If any one or more of the following events shall occur:

          (a) Either party fails to reasonably comply with the Standards of Operations of Rubio's;

          (b) Either party shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement for its reorganization, or the readjustment of its indebtedness under the

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     Federal bankruptcy laws, or under any other law or statute of the United
     States or any state thereof, or shall consent to the appointment of a receiver, trustee or liquidate of all or substantially all of its property;

          (c) A petition under any part of the Federal bankruptcy laws, or an action under any present or future insolvency law or statute, shall be filed against either party and shall not be dismissed within thirty (30) days after the filing thereof;

          (d) Host shall fail duly and punctually to pay any License Fee when due Rubio's within thirty (30) days after receipt of written demand for payment by Rubio's; or

          (e) Either party shall materially fail to keep, perform and observe each and every other promise, covenant and agreement set forth in this Agreement on its part to be kept, performed or observed, and such breach or default shall continue for a period of more than thirty (30) days after receipt of written notice of such breach or default, except where fulfillment of its obligations requires activity over a period of time and the party in default shall have commenced in good faith to perform whatever may be required for fulfillment of its obligations and continued such performance without interruption except for causes beyond its control, then in its discretion Rubio's or Host, as the case may by, shall have the right to terminate this Agreement. In the event that Host violates the terms of this Agreement on *** within any *** period, and has received notice from Rubio's
with respect to such failure to comply for the  ***   ***   , Rubio's shall not
be required to provide Host notice and the right to cure upon the third violation, but may terminate this Agreement immediately upon notice to Host.
The remedies

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    Confidential Treatment and filed separately with the Commission.

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herein provided for shall not be exclusive, but shall be cumulative upon all other remedies, legal or equitable in nature.

     11.  INSURANCE AND INDEMNIFICATION.

          11.01. INSURANCE. Host, during the term of this Agreement, will, at its sole cost and expense, maintain general public liability insurance including blanket contractual liability, broad form property damage and all risk coverage, personal injury, completed operations and products liability and products property damage insurance with limits of not less than *** for personal injury, disease or death to any persons arising out of an
     occurrence and   ***

          ***   for property damage for such damage arising out of an
     occurrence. All policies, or certificates issued thereunder, insuring against liability for personal injury, disease or death, or damage to property shall contain an endorsement by which the insurer extends the coverage thereunder, to the extent necessary, to include the contractual liability of Host arising by reason of the indemnity provisions of this Agreement, shall be issued in the names of Host and Rubio's, as their interests may appear, and shall name Rubio's as an additional insured under all such policies.

          11.02. HOST'S INDEMNIFICATION OF RUBIO'S. For the consideration stated in this Agreement, Host hereby agrees to indemnify and hold Rubio's, its officers, directors, agents and affiliates harmless from and against any and all claims, actions, expenses, losses, liabilities, damages, fines, penalties, costs and demands whatsoever, together with reasonable counsel fees and expenses, arising out of, concerning or affecting, in whole or in part, this Agreement or the business conducted by Host, its agents or employees,

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     except for liability resulting from the sole negligence of Rubio's, its employees, agents or servants.

     12.  INTEGRATION OF AGREEMENT.

          12.01. ENTIRE AGREEMENT. This Agreement and all ancillary agreements executed contemporaneously with it constitute the entire agreement between the parties with reference to the subject matter of this Agreement and supersede all prior negotiations, understandings, representations and agreements, if any.

          12.02. AMENDMENT. This Agreement, including but not limited to, this provision, may not be amended orally, but may be amended only by a written instrument signed by the parties. Rubio's and Host each expressly acknowledge that no oral promises or declarations were made by either to the other and that the obligation of both Rubio's and Host are confined exclusively to the terms in this Agreement.

     13. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be served upon the other party personally, or by return receipt requested, postage prepaid, and shall be deemed given when received. Notices shall be addressed to the addresses first above written.

     14.  MISCELLANEOUS.

          14.01.    CONSTRUCTION AND INTERPRETATION.

               (a) This Agreement is to be construed in accordance with the laws of the state of California.

               (b) The titles and subtitles of the various sections and paragraphs of this Agreement are inserted for convenience and shall not be deemed to affect the

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          meaning or construction of any of the terms, provisions, covenants and conditions of this Agreement.

               (c) The language in all parts of this Agreement shall in all cases be construed simply according to its fair meaning and not strictly for or against either party.

               (d) If any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

               (e) The word "shall" as used in this Agreement is used as a command. The word "including" as used in this Agreement is used in a nonexclusive sense.

          14.02. SEVERABILITY. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement thus effected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. If any part, article, paragraph, sentence or clause of this Agreement is held to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account of such holding, and the balance of this Agreement shall continue in full force and effect.

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          14.03.    COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          14.04. EFFECT OF WAIVER. No failure on the part of either party to this Agreement to exercise any power reserved to it by this Agreement or to insist on strict compliance by the other patty with any obligation or condition under this Agreement, and no custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver of such party's right to demand exact compliance with any of the terms in this Agreement. Waiver by either party to this Agreement of any particular default by the other party shall not affect or impair such parties rights with respect to any subsequent default of the same, similar, or different nature. Any delay, forbearance, or omission of either party to this Agreement to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants of this Agreement, shall not affect or impair such party's rights under this Agreement, or right to declare any subsequent breach or default and to terminate this Agreement. Subsequent payments to Rubio's of any payments due to it under this Agreement shall not be deemed to be a waiver by Rubio's of any preceding breach by Host of any terms, covenants, or conditions of this Agreement.

          14.05.     ***         .  In the event that the terms of this Test
     Agreement  ***  with the terms of  ***  with the  ***  , the terms of
         ***   shall    ***   .

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                     RUBIO'S RESTAURANTS, INC.


                                     By:       /s/   Robert Rubio
                                        -------------------------------------
                                                   Vice President

                                     HOST INTERNATIONAL, INC.



                                     By:       /s/   illegible
                                        -------------------------------------
                                                   Vice President

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                                     EXHIBIT "A"

                                  LICENSED LOCATION


                                        A-1
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                                     EXHIBIT "B"

                             LIST OF PROPRIETARY PRODUCTS



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                                       B-1